UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Vintage Wine Estates, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40016	87-1005902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

937 Tahoe Boulevard Suite 210
Incline Village, Nevada		89451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 289-9463

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	VWE	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VWEWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 2 to Form 8-K ("Amendment No. 2") amends and supplements the Form 8-K filed by Vintage Wine Estates, Inc. (the "Company") on July 20, 2023 (the "Initial Form 8-K"), as amended by Amendment No. 1 to the Initial Form 8-K filed on September 21, 2023 ("Amendment No. 1"). As previously reported in the Initial Form 8-K, on July 20, 2023, the Company announced that the Board of Directors (the "Board") appointed Seth Kaufman as the Company's President and Chief Executive Officer ("CEO"), effective on or prior to October 30, 2023. This Amendment No. 2 is being made to report that Mr. Kaufman's appointment to CEO is effective today, October 30, 2023. The information previously reported in or filed with the Initial Form 8-K, as amended by Amendment No. 1, is hereby incorporated by reference into this Amendment No. 2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Initial Form 8-K, on July 20, 2023, the Company announced that the Board appointed Seth Kaufman as the Company's President and CEO, effective on or prior to October 30, 2023. This Amendment No. 2 is being made to report that Mr. Kaufman's appointment to CEO is effective today, October 30, 2023.

In connection with Mr. Kaufman's appointment, Jon Moramarco will no longer serve as the Interim Chief Executive Officer of the Company. Mr. Moramarco will remain on the Company’s Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vintage Wine Estates, Inc.
(Registrant)
Date:	October 30, 2023	By:	/s/ Kristina Johnston
Kristina Johnston Chief Financial Officer